SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
October 29, 2003

HOME PROPERTIES, INC.
(Exact name of Registrant as specified in its Charter)

MARYLAND	1-13136 No.	16-1455126
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)
850 Clinton Square, Rochester, New York 14604
www.homeproperties.com (Address of principal executive offices and internet site)

(585) 546-4900 (Registrant’s telephone number, including area code)

Home Properties of New York, Inc. (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

        On October 29, 2003, the Registrant announced that its Board of Directors named Edward J. Pettinella as President and Chief Executive Officer of the Registrant effective January 1, 2004. The Board also approved an increase to $475,000 in Mr. Pettinella’s base salary for 2004. Mr. Pettinella will replace Nelson and Norman Leenhouts, who are retiring as CEOs. Also effective on January 1, 2004, Nelson and Norman Leenhouts will be appointed Co-Chairmen of the Board of Directors.

        The Registrant also reported that the Board of Directors granted each of Nelson and Norman Leenhouts restricted stock awards having an approximate value of $2.5 million in recognition of their contributions to the Registrant. They will remain as senior advisors to the Registrant for three years pursuant to Employment Agreements with the Registrant.

        Finally, the Registrant reported that it has agreed in principle that, on January 1, 2004, the commercial property management division of the Registrant will be sold to Home Leasing LLC, which is owned by Nelson and Norman Leenhouts. The commercial property management division consists of the business of managing under contract six commercial properties, three single-family land developments and one affordable multifamily apartment community. Four of the commercial properties, two of the single family land developments and the affordable market-rate community were all managed by Home Leasing Corporation, also owned by Nelson and Norman Leenhouts, prior to the Registrant’s formation. The right to manage these properties would revert to Home Leasing Corporation for no consideration upon termination of the Leenhoutses’ employment on December 31, 2006. The management agreements for the other two commercial properties and the other single family land development are terminable on short notice. These factors were considered in determining the consideration to be paid by Home Leasing for all of the contracts. The amount to be paid is $67,500 plus a percentage of the management fee received by Home Leasing in connection with the management of one of the commercial properties for so long as the management of that property is retained by Home Leasing. If Home Leasing continues to manage that property for three years, the Registrant is expected to receive an additional $166,000. The Board of Directors retained a third party experienced in valuing management contracts for real estate properties to review the value of the management contracts and the opinion of that valuation expert was that the consideration to be paid represents the fair market value of the management contracts. In addition, the Registrant expects to sell certain of the personal property associated with this business to Home Leasing for a price to be agreed upon.

        A copy of the Press Release in which the foregoing announcements were made, as well as the Employment Agreements for Nelson and Norman Leenhouts are included as exhibits to this report. The management contract transfer agreement has not yet been finalized.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      Exhibits
      Exhibit 99.1    Press Release by Registrant on October 29, 2003
      Exhibit 99.2     Employment Agreements between Home Properties, L.P., Home Properties, Inc. and Nelson B. Leenhouts
      Exhibit 99.3     Employment Agreements between Home Properties, L.P., Home Properties, Inc. and Norman Leenhouts

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:    October 29, 2003               HOME PROPERTIES, INC.
                                                          (Registrant)

                                                          By:       /s/ David P. Gardner
                                                                      David P. Gardner, Senior Vice President
                                                                       and Chief Financial Officer